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                                    EXHIBIT 10.7.1

                                   PONTIAC DIVISION
                          DEALER SALES AND SERVICE AGREEMENT

In reliance upon the agreement by the parties to fulfill their respective commitments, this Agreement, effective March 10, 1993, is entered into by GENERAL MOTORS CORPORATION, PONTIAC DIVISION ("PONTIAC"), a Delaware corporation, and LITHIA MOTORS, INC., dba LITHIA PONTIAC, an OREGON corporation, incorporated on October 1, 1977; doing business at 700 North Central Avenue, Medford, Oregon 97501 ("Dealer").

                                       PREAMBLE


The future of PONTIAC and PONTIAC dealers depends on setting and meeting high standards of excellence. We will succeed by achieving superior customer satisfaction through selling and servicing vehicles with innovative styling and engineering as well as outstanding performance and roadability.

PONTIAC'S Dealer Sales and Service Agreement is intended to clarify and strengthen the business relationship between PONTIAC and PONTIAC dealers. PONTIAC recognizes the need for open and candid communication with dealers so that mutual goals are achieved. Sharing responsibility and accountability will improve cooperation.

PONTIAC will offer and promote innovative and exciting Products and provide competitive programs and services that assist dealers. Dealers will ethically promote and advertise PONTIAC vehicles and related products and provide quality sales and service through a professional staff that includes knowledgeable and well-trained service technicians and sales personnel.

FIRST
                                  TERM OF AGREEMENT

This Agreement shall expire on January 28, 1997, or ninety days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with PONTIAC at the expiration date if PONTIAC determines Dealer has fulfilled its obligations under this Agreement.

SECOND
                         INCORPORATION OF STANDARD PROVISIONS

The "Standard Provisions" (Form GMMS 1013) are incorporated as a part of this Agreement.


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EIGHTH
                                       TRAINING

PONTIAC and Dealer agree that professional and knowledgeable sales and service personnel are essential to a satisfactory customer sales and service experience. PONTIAC commits to provide training to its personnel. PONTIAC also agrees to make available new Product and service training to all dealers. Dealer agrees that it will require its personnel to attend training identified by PONTIAC as necessary. If PONTIAC identifies Dealer deficiencies, Dealer agrees that its sales and service personnel will complete courses specified by PONTIAC to address those deficiencies. PONTIAC agrees to consult with the established dealer advisory committee before adopting additional required training. PONTIAC will consider the committee's recommendations as to content, cost and frequency of additional required training.

NINTH
                              DEALER FACILITY APPEARANCE

Customers have high expectations for PONTIAC, its Products and dealers. As the point of customer contact with PONTIAC Products, dealership Premises play a significant role in determining whether a customer's sales and service experience is consistent with these expectations. PONTIAC and Dealer recognize it is essential that PONTIAC'S image and identity be reinforced at the dealership level. Dealer therefore agrees to provide facilities that meet, in appearance and quality, PONTIAC'S reasonable requirements. To assist Dealer, PONTIAC will counsel and advise Dealer concerning facility appearance and design. PONTIAC agrees to consult with the established dealer advisory committee when developing appearance guidelines.

TENTH
                                 TOOLS AND EQUIPMENT

PONTIAC and Dealer acknowledge that a properly equipped dealership promotes customer satisfaction and sale of PONTIAC Products. PONTIAC agrees to provide Dealer with lists of essential tools and necessary equipment. PONTIAC will endeavor to select tools and equipment whose acquisition cost is reasonable. Dealer agrees that it will acquire and use essential tools and necessary equipment identified by PONTIAC. PONTIAC agrees to consult with the established dealer advisory committee prior to recommending or requiring tools or equipment other than those determined by PONTIAC to be essential or necessary.

ELEVENTH
                                  BUSINESS PLANNING

PONTIAC has established a business planning process to assist dealers. Dealer agrees to prepare and submit any reasonable business plan required by PONTIAC. PONTIAC agrees to provide Dealer with information specific to its dealership and to assist Dealer in its business planning. PONTIAC agrees to improve the business planning process based on experience with it and to consult with the established dealer advisory committee before making substantive changes to the process.

TWELFTH


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                           DEALER SALES AND SERVICE REVIEW

PONTIAC'S willingness to enter into this Agreement with Dealer is based in part on Dealer's commitment to effectively sell and promote the purchase, lease and use of PONTIAC Products in Dealer's Area of Primary Responsibility ("APR"). The success of PONTIAC and Dealer depends to a substantial degree on Dealer's taking advantage of available sales opportunities.

EXECUTION OF AGREEMENT

This Agreement and related agreements are valid only if signed:

    (a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and


    (b) on behalf of PONTIAC by its General Sales and Service Manager and his authorized representative.


LITHIA MOTORS, INC.                         PONTIAC DIVISION
DBA LITHIA PONTIAC                     General Motors Corporation



By                                     By
   --------------------------------        ------------------------------------
   Dealer Operator                        General Sales & Service Manager
   March 10, 1993                         March 10, 1993


                                       By
                                          ------------------------------------
                                          Authorized Representative
                                          March 10, 1993


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